EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

			State of Incorporation
Parent	Subsidiary	Percentage of Ownership	or Organization

Monarch Community Bancorp, Inc.	Monarch Community Bank	100%	United States